EXHIBIT 22
Subsidiaries of Registrant

                                State of Incorporation        % of Ownership
      Subsidiary                   or Jurisdiction           by Wavetech, Inc.
--------------------------      ----------------------       -----------------
International Environment
 Services Corporation                  Delaware                    100%

Interpretel (Canada) Inc.          Province of Ontario             100%

Interpretel, Inc.                      Arizona                     100%

Telplex International
  Communications, Inc.                 Arizona                     100%